AllianceBernstein Bond Fund, Inc.			   Exhibit 77C
Corporate Bond Portfolio

811-02383

77C  Matters submitted to a vote of security holders

RESULTS OF SHAREHOLDERS MEETING
(unaudited)

A Special Meeting of the AllianceBernstein Corporate Bond Fund (the
Fund) was held on November 15, 2005 and adjourned until December 6, 2005, and December 19, 2005. At the November 15, 2005 Meeting, with respect to the first item of business, the election of Directors, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, and the fourth item of business, the reclassification of the Funds fundamental investment objective as non-fundamental with changes to the Funds investment objectives, the required number of outstanding shares voted in favor of each proposal, and each proposal was approved. At the December 19, 2005 Meeting, with respect to the second item of business, the approval of the amendment and restatement of the Charter, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meetings are as follows (the proposal numbers shown below correspond to the proposal numbers in the Funds proxy statement):


1. The election of
   the Trustees, each
   such Trustee to
   serve a term of an
   indefinite duration
   and until his or
   her successor is
   duly elected and
   qualifies.

			Voted For		Withheld Authority

Ruth Block		110,504,373		7,480,789
David H. Dievler	110,556,798		7,428,365
John H. Dobkin		110,592,166		7,392,996
Michael J. Downey	110,616,030		7,369,133
William H. Foulk, Jr.	110,599,038		7,386,125
D. James Guzy		119,874,613		8,933,392
Marc O. Mayer		120,554,662		8,253,343
Marshall C. Turner, Jr.	120,537,225		8,270,780



		Voted For   Voted Against   Abstained	Broker Non-Votes

2.   Approve the
     Amendment and
     Restatement
     of the
     Charter  	96,828,067  2,835,603	    9,283,228	0

3.A. Diversification
		29,920,262  1,319,008	    796,402     8,253,923

3.B. Issuing Senior
     Securities
     and Borrowing
     Money	29,901,581  1,353,192	    780,899	8,253,923

3.C. Underwriting
     Securities	29,958,846  1,291,714	    785,112	8,253,923

3.D. Concentration
     of
     Investments
		29,921,234  1,327,093	    787,345	8,253,923

3.E. Real Estate
     and Companies
     that Deal
     in Real
     Estate 	29,901,530  1,340,424	    793,718	8,253,923

3.F. Commodity
     Contracts
     and Futures
     Contracts	29,894,349  1,366,835	    774,488	8,253,923

3.G. Loans	29,899,379  1,359,508	    776,785	8,253,923

3.H. Joint
     Securities
     Trading
     Accounts	28,921,420  1,318,800	    795,453	8,253,923

3.I. Exercising
     Control	29,937,005  1,320,489	    778,179	8,253,923

3.J. Other
     Investment
     Companies	29,924,816  1,341,926	    768,930	8,253,923

3.K. Oil,
     Gas and
     Other Types
     of Minerals
     or Mineral
     Leases 	29,960,209  1,310,093	    765,371	8,253,923

3.L. Purchases
     of
     Securities
     on Margin	29,817,821  1,458,934	    758,917	8,253,923

3.M. Short
     Sales	29,885,928  1,385,476	    764,268	8,253,923

3.N. Pledging,
     Hypothecating,
     Mortgaging,
     or Otherwise
     Encumbering
     Assets	29,872,935  1,401,366	    761,372	8,253,923

3.O. Illiquid
     or Restricted
     Securities	29,908,672  1,362,462	    764,539	8,253,923

3.P. Warrants	29,898,942  1,372,963	    763,767	8,253,923

3.Q. Unseasoned
     Companies	29,845,619  1,431,319	    758,734	8,253,923

3.S. 65% Investment
     Limitation	29,935,014  1,330,235	    770,423	8,253,923

3.T. Securities
     of Issuers
     in which
     Officers, or
     Directors,
     or Partners
     have an
     Interest	29,842,496  1,429,813	    763,364	8,253,923

4.B. The
     Reclassification
     as Non-Fundamental
     and Changes to
     Specific Funds
     Investment
     Objectives	28,674,363  1,399,616	    1,961,693	8,253,923